Exhibit 99.1

FOR FURTHER INFORMATION:	FOR IMMEDIATE RELEASE
Andrea K. Tarbox	Monday, February 9, 2015
Vice President and Chief Financial Officer
847.239.8812

KAPSTONE REPORTS

FOURTH QUARTER AND RECORD FULL YEAR RESULTS

NORTHBROOK, IL — February 9, 2015 — KapStone Paper and Packaging Corporation (NYSE:KS) today reported preliminary results for the fourth quarter and year ended December 31, 2014.

As compared to 2013’s fourth quarter, results for 2014’s fourth quarter are below:

•                  Net sales of $563 million flat to the prior year

•                  Net income of $34 million down $9 million, or 22 percent

•                  Adjusted net income of $40 million down $4 million, or 8 percent

•                  Adjusted EBITDA of $102 million down $8 million, or 7 percent

•                  Adjusted EBITDA margin of 18.1 percent, down from 19.5 percent

•                  Diluted EPS of $0.35 down $0.10 per share, or 22 percent

•                  Adjusted diluted EPS of $0.41 down $0.04 per share, or 9 percent

As compared to the year ended December 31, 2013, results for the year ended December 31, 2014:

•                  Net sales of $2,301 million up $553 million, or 32 percent

•                  Net income of $172 million up $45 million, or 35 percent

•                  Adjusted net income of $189 million up $51 million, or 38 percent

•                  Adjusted EBITDA of $456 million up $123 million, or 37 percent

•                  Adjusted EBITDA margin of 19.8 percent up from 19.1 percent

•                  Diluted EPS of $1.76 up $0.44 per share, or 33 percent

•                  Adjusted diluted EPS of $1.94 up $0.52 per share, or 37 percent

Roger W. Stone, Chairman and Chief Executive Officer, stated, “Almost every year has been transformational for KapStone, and 2014 was no exception with the successful integration of Longview.  The fourth quarter is typically a weaker quarter for KapStone with annual planned maintenance outages at both our Roanoke Rapids and Cowpens mills and the unfavorable seasonal impacts.  As a result of the seasonality, we took 12,000 tons of market downtime at our Cowpens recycled containerboard mill.  In addition, weak European markets reduced demand for saturating kraft, and therefore, KapStone decreased saturating kraft production by 8,500 tons.  The west coast port slowdown hurt our operations in the fourth quarter and continues to be disruptive.  On a more optimistic note, we are already seeing improvements in our product mix as we move further into this year and have a sound order backlog.

“KapStone’s strength is best evidenced by its robust operating cash flows which delivered $107 million in the fourth quarter.  The strong cash flows were used to make a $150 million debt prepayment, and the Company initiated a cash dividend plan in December.”

Fourth Quarter Operating Highlights

Consolidated net sales of $563 million in the fourth quarter of 2014 were flat compared to 2013. During the current quarter, we experienced some price pressure on exports.  Work slow-downs at west coast ports delayed or reduced some shipments.  The Company sold 687,000 tons of paper during the fourth quarter of 2014 compared to 703,000 tons a year earlier. The Company’s average mill selling price of $677 per ton in the fourth quarter of 2014 increased by $7 per ton compared to the fourth quarter of 2013 due to the combined impact of the 2014 kraft paper and 2013 containerboard price increases, partially offset by lower export containerboard prices and a weaker Euro.  Average mill selling prices decreased $12 per ton from the third quarter of 2014, reflecting the seasonally less favorable product mix and lower export containerboard prices.

Operating income of $62 million for the 2014 fourth quarter decreased by $12 million, or 16 percent, compared to the 2013 fourth quarter. Financial performance in the current quarter was down from 2013 mainly due to inflation on fiber and compensation costs, lower export containerboard prices and market downtime for saturating kraft and cycycled containerboard, partially offset by higher prices on kraft paper and productivity improvements.  In addition, work slowdowns at west coast ports reduced operating income by $3 million from lower sales and production volumes, operating inefficiencies, higher freight and distribution costs, and a less favorable product mix.

Interest expense was $6 million for the fourth quarter of 2014, down $3 million from a year ago as a result of lower interest rates. At December 31, 2014, the average interest rate on our debt was 1.8 percent compared to 2.5 percent at the end of 2013. Due to the $150 million debt prepayment the Company incurred a $3 million loss on debt extinguishment.

The effective income tax rate for the 2014 fourth quarter was 34.6 percent compared to 31.6 percent for the 2013 fourth quarter. The higher effective income tax rate in the 2014 fourth quarter reflects higher state income taxes and a favorable tax reserve reversal in the fourth quarter of 2013.

Full Year Operating Highlights

Consolidated net sales for the year ended December 31, 2014, were $2,301 million, an increase of 32 percent, compared to 2013 sales of $1,748 million.  The increase was primarily due to the volume resulting from the Longview acquisition, higher prices and improved mix.

Operating income of $300 million for the year ended December 31, 2014 was higher than 2013’s $220 million by 36%.  The increase was due to the full year of Longview results compared to 6 months in 2013, higher selling prices and productivity gains from recent strategic capital investments, partially offset by inflation on fiber and compensation costs and higher maintenance outage costs.

Interest expense for the year ended December 31, 2014 was $27 million, up $6 million from a year ago due to the full year effect of borrowings relating to the Longview acquisition partially offset by lower interest rates in 2014.  Amortization of debt issuance costs of $6 million for 2014 increased by $2 million from the prior year due to amortization on the $20 million of debt issuance costs paid to finance the Longview acquisition. Loss on debt extinguishment totaled $6 million in 2014 reflecting voluntary debt prepayments.

The effective income tax rate for the year ended December 31, 2014 was 34.0 percent compared to 34.7 percent for 2013.  Favorable discrete tax adjustments in 2014 were partially offset by higher state income taxes. For 2014, the Company’s cash tax rate was 30 percent compared to 2 percent in 2013. In 2013, the Company benefitted from the utilization of cellulosic biofuel tax credits.

Cash Flow and Working Capital

Cash and cash equivalents decreased by $77 million in the quarter ended December 31, 2014, from September 30, 2014 to $28 million.   The Company generated $107 million of net cash from operating activities during the fourth quarter and made a voluntary debt prepayment of $150 million reducing the debt leverage ratio to 2.38 times, down from 3.8 times at the time of the Longview acquisition.  Capital expenditures in the fourth quarter reached $25 million.

For the year ended December 31, 2014, cash and cash equivalents increased by $16 million from December 31, 2013 reflecting cash provided by operating activities of $313 million, cash used for capital expenditures of $137 million and $160 million of cash used for financing activities. Major capital projects completed in the year include paper machine upgrades at the Charleston and Longview mills and upgrades to certain corrugating machines.

At December 31, 2014, the Company had approximately $237 million of working capital and $396 million of revolver borrowing capacity.

Conclusion

In summary, Stone commented, “Our balance sheet and cash flow generation are very strong, and we are well-poised and determined to continue to grow this company profitably.”

Conference Call

KapStone will host a conference call at 11 a.m. ET, Tuesday, February 10, 2015, to discuss the Company’s financial results for the 2014 fourth quarter. All interested parties are invited to listen and may do so by either accessing a simultaneous broadcast webcast on KapStone’s website, http://www.kapstonepaper.com, or for those unable to access the webcast, the following dial-in numbers are available:

Domestic:  866.318.8616
International:  617.399.5135
Participant Passcode:  52085066

A presentation to be viewed in conjunction with the call will also be available on our website, http://www.kapstonepaper.com, in the “Investors” section.

Replay of the webcast will be available for 30 days on the Company’s website following the call.

About the Company

Headquartered in Northbrook, IL, KapStone Paper and Packaging Corporation is the fifth largest producer of containerboard and corrugated packaging products and is the largest kraft paper producer in the United States. The Company is the parent company of KapStone Kraft Paper Corporation and KapStone Container Corporation which includes four paper mills and 21 converting plants, respectively, across the US. The business employs approximately 4,700 people.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including “EBITDA”, “Adjusted EBITDA”, “Adjusted Net Income”, and “Adjusted Diluted EPS” to measure our operating performance. Management uses these measures to focus on the on-going operations, and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The Company believes that EBITDA and Adjusted EBITDA provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the performance and liquidity of the Company. Management uses EBITDA and Adjusted EBITDA for evaluating the Company’s performance against competitors and as a primary measure for employees’ incentive programs. Reconciliations of Net Income to EBITDA, EBITDA to Adjusted EBITDA, Net Income to Adjusted Net Income, Basic EPS to Adjusted Basic EPS, and Diluted EPS to Adjusted Diluted EPS are included in the financial schedules contained in this press release. However, these measures should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

Forward-Looking Statements

Statements in this news release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by words such as “may,” “will,” “should,” “would,’ “expect,” “project,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “outlook,” or “continue,” the negative of these terms or other similar expressions. These statements reflect management’s current views and are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) industry conditions, including changes in cost, competition, changes in the Company’s product mix and demand and pricing for the Company’s products; (2) market and economic factors, including changes in raw material and healthcare costs, exchange rates and interest rates; (3) results of legal proceedings and compliance costs, including unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations; (4) the ability to achieve and effectively manage growth; (5) the ability to pay the Company’s debt obligations; (6) the ability to carry out the Company’s strategic initiatives and manage associated costs and (7) the integration of the Longview acquisition. Further information on these and other risks and uncertainties is provided under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and elsewhere in reports that the Company files with the SEC. These filings can be found on KapStone’s Web site at http://www.kapstonepaper.com and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

KapStone Paper and Packaging Corporation

Consolidated Statements of Income

(In thousands, except share and per share amounts)

(preliminary and unaudited)

			Fav / (Unfav)			Fav / (Unfav)
	Quarter Ended December 31,		Variance	Year Ended December 31,		Variance
	2014	2013	%	2014	2013	%
Net sales	$563,413	$563,425	0.0%	$2,300,920	$1,748,162	31.6%
Cost and expenses:
Cost of sales, excluding depreciation and amortization	387,397	383,885	-0.9%	1,551,531	1,186,930	-30.7%
Depreciation and amortization	34,968	32,436	-7.8%	136,548	95,435	-43.1%
Freight and distribution expenses	44,072	40,524	-8.8%	175,901	135,972	-29.4%
Selling, general and administrative expenses	34,638	32,874	-5.4%	137,009	110,612	-23.9%
Other operating income	—	100	-100.0%	—	675	-100.0%
Operating income	62,338	73,806	-15.5%	299,931	219,888	36.4%

Foreign exchange gain / (loss)	(363)	95	-482.1%	(1,222)	232	-626.7%
Loss on debt extinguishment	2,654	—	n/a	5,617	—	n/a
Interest expense, net	5,911	8,823	33.0%	26,795	20,641	-29.8%
Amortization of debt issuance costs	1,281	1,485	13.7%	5,696	4,489	-26.9%
Income before provision for income taxes	52,129	63,593	-18.0%	260,601	194,990	33.6%
Provision for income taxes	18,026	20,119	10.4%	88,686	67,652	-31.1%
Net income	$34,103	$43,474	-21.6%	$171,915	$127,338	35.0%

Net income per share:
Basic	$0.36	$0.45		$1.79	$1.34
Diluted	$0.35	$0.45		$1.76	$1.32

Weighted-average number of shares outstanding:
Basic	96,025,480	95,552,335		95,900,179	95,258,756
Diluted	97,562,816	97,112,699		97,459,184	96,739,482

Effective income tax rate	34.6%	31.6%		34.0%	34.7%

Net Income (GAAP) to EBITDA (Non-GAAP) to Adjusted EBITDA (Non-GAAP):

Net income (GAAP)	$34,103	$43,474	-21.6%	$171,915	$127,338	35.0%
Interest expense, net	5,911	8,823	33.0%	26,795	20,641	-29.8%
Amortization of debt issuance costs	1,281	1,485	13.7%	5,696	4,489	-26.9%
Provision for income taxes	18,026	20,119	10.4%	88,686	67,652	-31.1%
Depreciation and amortization	34,968	32,436	-7.8%	136,548	95,435	-43.1%
EBITDA (Non-GAAP)	$94,289	$106,337	-11.3%	$429,640	$315,555	36.2%

Acquisition, start up and other expenses	3,174	2,698	-17.6%	6,524	12,238	46.7%
Voluntary separation plan	563	—	—	6,846	—	—
Stock-based compensation expense	1,326	932	-42.3%	6,956	5,203	-33.7%
Loss on debt extinguishment	2,654	—	—	5,617	—	—
Adjusted EBITDA (Non-GAAP)	$102,006	$109,967	-7.2%	$455,583	$332,996	36.8%

Net Income (GAAP) to Adjusted Net Income (Non-GAAP):
Net income (GAAP)	$34,103	$43,474		$171,915	$127,338
Acquisition, start up and other expenses	2,079	1,740		4,273	7,894
Voluntary separation plan	369	—		4,484	—
Stock-based compensation expense	869	601		4,556	3,356
Loss on debt extinguishment	1,738	—		3,679	—
Reversal of uncertain tax position	—	(5,001)		—	(5,001)
Deferred tax adjustment due to rate change	1,235	2,296		1,235	2,296
Tax adjustment - Longview acquisition	(405)	475		(684)	1,881
Adjusted Net Income (Non-GAAP)	$39,988	$43,585		$189,458	$137,764

Basic EPS (GAAP) to Adjusted Basic EPS (Non-GAAP):
Basic EPS (GAAP)	$0.36	$0.45		$1.79	$1.34
Acquisition, start up and other expenses	0.02	0.02		0.04	0.08
Voluntary separation plan	—	—		0.05	—
Stock-based compensation expense	0.01	0.02		0.05	0.04
Loss on debt extinguishment	0.02	—		0.04	—
Reversal of uncertain tax position	—	(0.05)		—	(0.05)
Deferred tax adjustment due to rate change	0.01	0.02		0.01	0.02
Tax adjustment - Longview acquisition	—	—		—	0.02
Adjusted Basic EPS (Non-GAAP)	$0.42	$0.46		$1.98	$1.45

Diluted EPS (GAAP) to Adjusted Diluted EPS (Non-GAAP):
Diluted earnings per share (GAAP)	$0.35	$0.45		$1.76	$1.32
Acquisition, start up and other expenses	0.02	0.02		0.04	0.08
Voluntary separation plan	—	—		0.05	—
Stock-based compensation expense	0.01	0.01		0.05	0.03
Loss on debt extinguishment	0.02	—		0.04	—
Reversal of uncertain tax position	—	(0.05)		—	(0.05)
Deferred tax adjustment due to rate change	0.01	0.02		0.01	0.02
Tax adjustment - Longview acquisition	—	—		(0.01)	0.02
Adjusted Diluted EPS (Non-GAAP)	$0.41	$0.45		$1.94	$1.42

KapStone Paper and Packaging Corporation

Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2014	2013
	(preliminary and unaudited)
Assets
Current assets:
Cash and cash equivalents	$28,467	$12,967
Trade accounts receivable, net of allowances	228,740	232,347
Other receivables	12,833	11,399
Inventories	238,329	217,382
Prepaid expenses and other current assets	7,172	6,405
Total current assets	515,541	480,500

Plant, property and equipment, net	1,386,670	1,389,609
Other assets	10,135	129,493
Intangible assets, net	110,077	123,745
Goodwill	533,851	528,515
Total assets	$2,556,274	$2,651,862

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$4,950
Other current borrowings	—	—
Dividend payable	9,911	—
Accounts payable	149,600	159,127
Accrued expenses	48,340	45,885
Accrued compensation costs	62,491	54,871
Accrued income taxes	6,477	—
Deferred income taxes	1,990	5,445
Total current liabilities	278,809	270,278

Long-term debt, net of current portion	1,046,063	1,192,413
Pension and post-retirement benefits	32,800	69,611
Deferred income taxes	412,293	444,672
Other liabilities	8,182	8,808
Total other liabilities	1,499,338	1,715,504

Stockholders’ equity:
Common stock $0.0001 par value	10	10
Additional paid-in capital	255,505	246,186
Retained earnings	574,601	412,349
Accumulated other comprehensive (loss) income	(51,989)	7,535
Total stockholders’ equity	778,127	666,080
Total liabilities and stockholders’ equity	$2,556,274	$2,651,862

KapStone Paper and Packaging Corporation

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Quarter Ended December 31,		Yrear Ended December 31,
	2014	2013	2014	2013
Operating activities:
Net income	$34,103	$43,474	$171,915	$127,338
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,968	32,436	136,548	95,435
Stock-based compensation expense	1,326	932	6,956	5,203
Pension and postretirement	(1,584)	(2,595)	(11,523)	(3,908)
Excess tax benefits from stock-based compensation	311	(984)	(2,649)	(3,531)
Amortization of debt issuance costs	1,281	1,485	5,696	4,489
Loss on debt extinguishment	2,654	—	5,617	—
Loss on disposal of fixed assets	3,049	622	4,252	1,012
Deferred income taxes	3,622	25,352	2,455	59,865
Changes in operating assets and liabilities	27,419	29,089	(6,069)	12,791
Net cash provided by operating activities	$107,149	$129,811	$313,198	$298,694

Investing activities:
Longview acquisition, net of cash acquired	—	(774)	—	(538,239)
Capital expenditures	(24,865)	(40,435)	(137,232)	(96,706)
Net cash used in investing activities	$(24,865)	$(41,209)	$(137,232)	$(634,945)

Financing activities:
Proceeds from revolving credit facility	$—	$32,500	$97,900	$321,613
Repayments on revolving credit facility	—	(69,000)	(97,900)	(385,113)
Proceeds from receivables credit facility	—	—	175,000	—
Repayments on receivables credit facility	(8,000)	—	(8,000)	—
Proceeds from long-term debt	—	—	—	1,275,000
Repayments on long-term debt	(150,000)	(51,237)	(328,525)	(356,550)
Redemption of Longview senior notes	—	—	—	(507,520)
Special cash dividend	(223)	—	(223)	—
Payment of loan amendment and debt issuance costs	—	—	(1,081)	(19,654)
Proceeds from other current borrowings	—	—	6,300	5,115
Repayments on other current borrowings	(1,162)	(1,376)	(6,300)	(5,115)
Payment of withholding taxes on stock awards	—	—	(1,755)	(860)
Proceeds from exercises of stock options	230	307	869	1,934
Proceeds from issuance of shares to ESPP	—	—	600	349
Excess tax benefits from stock-based compensation	(311)	984	2,649	3,531
Net cash provided by (used in) financing activities	$(159,466)	$(87,822)	$(160,466)	$332,730

Net increase / (decrease) in cash and cash equivalents	(77,182)	780	15,500	(3,521)
Cash and cash equivalents-beginning of period	105,649	12,187	12,967	16,488
Cash and cash equivalents-end of period	$28,467	$12,967	$28,467	$12,967